UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 3, 2012

First PacTrust Bancorp, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-35522	04-3639825
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18500 Von Karman Avenue, Suite 1100, Irvine, California		92612
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (949) 236-5211

Not Applicable

Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

First PacTrust Bancorp, Inc. (the “Company”) announced today that it intends to offer and sell an additional amount of its 7.50% Senior Notes due April 15, 2020 (the “Additional Notes”). The Additional Notes are being offered as additional notes under the indenture pursuant to which First PacTrust previously issued $33,000,000 in aggregate principal amount of 7.50% Senior Notes due April 15, 2020. The Company expects to use the net proceeds from the offering for possible acquisitions, support of organic growth, investments in, or extensions of credit to, its subsidiaries, investments in securities and for general corporate purposes. A copy of the press release announcing the offering of the Additional Notes is attached hereto as Exhibit 99.1.

This Current Report on Form 8-K and the attached press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any offer or sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful. The Company is conducting the offering pursuant to an effective Registration Statement on Form S-3 (File No. 333-170622) under the Securities Act of 1933, as amended. The senior notes offering is being made solely by means of a separate prospectus supplement and accompanying prospectus. Prospective investors should read the prospectus, the registration statement, the preliminary prospectus supplement and other documents filed by the Company with the Securities and Exchange Commission (the “SEC”) in connection with the senior notes offering for more complete information about the Company and the offering. Investors may obtain these documents without charge by visiting the SEC website at www.sec.gov. Alternatively, copies of the preliminary prospectus supplement and the prospectus relating to the offering may be obtained from UBS Securities LLC at 677 Washington Boulevard, Stamford, Connecticut 06901 or Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, Florida 33716.

Item 9.01.	Financial Statements and Exhibits.

See Exhibit Index.

Exhibit Number	Description

99.1	Press Release of First PacTrust Bancorp, Inc., dated December 3, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

First PacTrust Bancorp, Inc.

Date: December 3, 2012	By:	/s/ Richard Herrin
		Name:	Richard Herrin
		Title:	Executive Vice President, Chief Administrative Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of First PacTrust Bancorp, Inc., dated December 3, 2012